Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form F-1 (Amendment No. 1) of our report dated August 1, 2024, relating to the consolidated financial statements of Baiya International Group, Inc. as of and for the year ended December 31, 2023 and 2022.

We also consent to the reference to of our firm under the caption “Experts” in such Registration Statement.

Kreit & Chiu CPA LLP

Los Angeles, California

August 1, 2024